UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                 September 1, 2011

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264		35-1542018
(Commission File Number)		(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE, SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2011, subsidiaries of Emmis Communications Corporation (the “Company”), entered into the 2nd Amended & Restated Limited Liability Company Agreement (the “LLC Agreement”) of Merlin, Media, LLC (“Merlin Media”), together with GTCR Merlin Holdings, LLC (“Merlin Holdings”), an affiliate of investment funds managed by GTCR, LLC, and Benjamin L. Homel (aka Randy Michaels) (together with Merlin Holdings, the “Investors”).

In connection with the completion of the disposition of assets to Merlin Media and sale of a controlling interest in Merlin Media pursuant to the Purchase Agreement dated June 20, 2011 among the Company, Merlin Holdings and Mr. Homel (the “Purchase Agreement), discussed below, the Company has retained preferred equity and common equity interests in Merlin Media, the terms of which are governed by the LLC Agreement.  The Company’s common equity interests in Merlin Media represent 20.6% of the outstanding common equity interests of Merlin Media and are subject to dilution if the Company fails to participate pro rata in future capital calls. The Company’s preferred equity interests in Merlin Media consist of approximately $28.7 million of non-redeemable perpetual preferred interests, on which a preferred return accretes quarterly at a rate of 8% per annum.  The preferred interests held by the Company are junior to non-redeemable perpetual preferred interests held by the Investors of approximately $87 million, on which a preferred return accretes quarterly at a rate of 8% per annum.  The preferred interests held by the Company and the Investors are both junior to a $60 million senior secured note issued to an affiliate of Merlin Holdings.  The note matures five years from closing, and interest accrues on the note semi-annually at a rate of 15% per annum, payable in cash or in-kind at Merlin Media’s election.  Distributions in respect of Merlin Media’s common and preferred interests are made when declared by Merlin Media’s board of managers.

Under the LLC Agreement, the Company is entitled initially to appoint one out of five members of Merlin Media’s board of managers and has limited consent rights with respect to specified transactions. The Company has no obligation to make ongoing capital contributions to Merlin Media, but as noted above is subject to dilution if it fails to participate pro rata in future capital calls.

Merlin Media is a private company and the Company will have limited ability to sell its interests in Merlin Media, except pursuant to customary tag-along rights with respect to sales by Merlin Media’s controlling Investor or, after five years, a private sale to third parties subject to rights of first offer held by the controlling Investor.  The Company has customary registration rights and is subject to a “drag-along” right of the controlling Investor.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2011, the Company completed the disposition of a controlling interest in Merlin Media, which owns the following radio stations: (i) WKQX-FM, 101.1 MHz, Channel 266, Chicago, IL (FIN 19525), (ii) WRXP-FM, 101.9 MHz, Channel 270, New York, NY (FIN 67846) and (iii) WLUP-FM, 97.9 MHz, Channel 250, Chicago, IL (FIN 73233).  The sale was made pursuant to the Purchase Agreement, initially disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2011 (as amended by a Current Report on Form 8-K/A filed with the Commission on June

24, 2011).  The Company received gross sale proceeds of $130 million in the transaction, and has incurred or expects to incur approximately $9.8 million of expenses, principally consisting of severance, state and local taxes, and professional and other fees and expenses.  The Company has used the net cash proceeds to repay a portion of the term loans outstanding under its credit facility.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In connection with the sale of a controlling interest in Merlin Media, the Company paid severance to employees of the radio stations WKQX, WLUP and WRXP who were not offered employment with Merlin Media upon commencement of the Local Marketing Agreement (“LMA”) on July 15, 2011.  Further, if an employee of one of these stations was offered employment, accepted the employment offer, but subsequently is terminated by Merlin Media on or before October 13, 2011, the Company intends to pay severance to those employees in accordance with its severance policies.  To date, the Company has paid approximately $1.0 million in severance to affected employees and has reserved $2.4 million for potential severance obligations.

As discussed above, the Company has incurred or expects to incur approximately $9.8 million of expenses in connection with the sale, inclusive of the severance discussed above.  The remaining expenses principally consist of state and local taxes of approximately $3.1 million, and professional and other fees and expenses of approximately $3.3 million.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of a Listing.

On August 31, 2011, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it no longer complies with Markeplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”), as the bid price of the Company’s Class A Common Stock (listed on the Nasdaq Global Select Market under the symbol “EMMS”) closed below the minimum $1.00 per share for the 30 consecutive business days preceding August 31, 2011.  In accordance with Marketplace Rule 5810(c)(3)(A), the Company has 180 calendar days, or until February 27, 2012, to regain compliance with the Minimum Bid Price Rule. During the 180 day period, the Company’s Class A Common Stock will continue to trade on the Nasdaq Global Select Market.

If at any time before February 27, 2012, the bid price of the Company’s Class A Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule by February 27, 2012, Nasdaq will notify the Company that its Class A Common Stock will be delisted from the Nasdaq Global Select Market.  Nasdaq rules would then permit the Company to appeal any delisting determination by the Nasdaq staff to a Listing Qualifications Panel.

The Company intends to actively evaluate and monitor the bid price for its Class A Common Stock between now and February 27, 2012, and consider implementation of various options available to the Company if its Class A Common Stock does not trade at a level that is likely to regain compliance.

The Nasdaq deficiency letter does not affect the listing of the Company’s 6.25% Series A Cumulative Convertible Preferred Stock, which will continue to trade on the Nasdaq Global Select Market under the symbol “EMMSP”.

Item 9.01	Financial Statements and Exhibits

Unaudited financial information for WLUP, WKQX and WRXP is attached hereto as Exhibit 99.1.  The Company has included unaudited combined operating income (loss) for the fiscal years ended February 2009, 2010 and 2011 as well as the three-months ended May 31, 2010 and 2011.  The Company has also included unaudited combined balance sheets as of February 28, 2011 and May 31, 2011.  As discussed above, the Company used the net cash sale proceeds from the transaction of approximately $120.2 million to repay a portion the term loans outstanding under its credit facility.

  (d) Exhibits.

Exhibit	Description

2.1
Purchase Agreement, dated as of June 20, 2011, by and among GTCR Merlin Holdings, LLC, Benjamin L. Homel, Emmis Operating Company, Emmis Radio, LLC, Emmis Radio License, LLC, Emmis Radio Holding Corporation and Emmis Radio Holding II Corporation, incorporated by reference from Exhibit 2.1 to the Company’s Form 8-K/A filed June 24, 2011.

10.1	Second Amended and Restated Limited Liability Company Agreement of Merlin Media, dated September 1, 2011.

99.1	Unaudited financial information for WLUP, WKQX and WRXP.

99.2	Press Release Dated September 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 1, 2011

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description

2.1
Purchase Agreement, dated as of June 20, 2011, by and among GTCR Merlin Holdings, LLC, Benjamin L. Homel, Emmis Operating Company, Emmis Radio, LLC, Emmis Radio License, LLC, Emmis Radio Holding Corporation and Emmis Radio Holding II Corporation, incorporated by reference from Exhibit 2.1 to the Company’s Form 8-K/A filed June 24, 2011.

10.1	Second Amended and Restated Limited Liability Company Agreement of Merlin Media, dated September 1, 2011.

99.1	Unaudited financial information for WLUP, WKQX and WRXP.

99.2	Press Release Dated September 1, 2011.